UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.   )

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☒	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
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☐	Soliciting Material Pursuant to § 240.14a-12

JOHN WILEY & SONS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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111 River Street Hoboken, NJ 07030-5774 (201) 748-6000

Peter Booth Wiley Chairman of the Board

August 7, 2006

TO OUR SHAREHOLDERS:

       We cordially invite you to attend the 2006 Annual Meeting of Shareholders to be held on Thursday, September 21, 2006 at 9:30 A.M., at the Company's headquarters, 111 River Street, Hoboken, New Jersey. The official Notice of Meeting, Proxy Statement, and separate forms of proxy for Class A and Class B Shareholders are enclosed with this letter. The matters listed in the Notice of Meeting are described in the attached Proxy Statement.

       The Board of Directors welcomes and appreciates the interest of all our shareholders in the Company's affairs, and encourages those entitled to vote at this Annual Meeting to take the time to do so. We hope you will attend the meeting, but whether or not you expect to be personally present, please vote your shares, either by signing, dating and promptly returning the enclosed proxy card (or, if you own two classes of shares, both proxy cards) in the accompanying postage-paid envelope, by telephone using the toll-free telephone number printed on the proxy card, or by voting on the Internet using the instructions printed on the proxy card. This will assure that your shares are represented at the meeting. Even though you execute this proxy, vote by telephone or via the Internet, you may revoke your proxy at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy (either in writing, telephonically or via the Internet) or by voting in person at the Annual Meeting. If you attend the meeting you will be able to vote in person if you wish to do so, even if you have previously returned your proxy card, voted by telephone or via the Internet.

       Your vote is important to us, and we appreciate your prompt attention to this matter.

Sincerely,
Chairman of the Board

111 River Street Hoboken, NJ 07030-5774 (201) 748-6000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 21, 2006

To our Shareholders:

       The Annual Meeting of Shareholders of John Wiley & Sons, Inc. (the “Company”) will be held at the Company's headquarters, 111 River Street, Hoboken, New Jersey, on Thursday, September 21, 2006 at 9:30 A.M., for the following purposes:

       1. To elect a board of eight (8) directors, of whom three (3) are to be elected by the holders of Class A Common Stock voting as a class and five (5) are to be elected by the holders of Class B Common Stock voting as a class.

       2. To ratify the appointment by the Board of Directors of the Company's independent public accountants for the fiscal year ending April 30, 2007.

       3. To transact such other business as may properly come before the meeting or any adjournments thereof.

       Shareholders of record at the close of business on July 24, 2006 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

       Please vote by proxy in one of these ways:

•	Use the toll-free telephone number shown on your proxy card or voting instructions form (if you receive proxy materials from a broker or bank);

•	Visit the Internet website at www.proxyvote.com; or

•	Sign, date and promptly return your proxy card in the postage-prepaid envelope provided.

BY ORDER OF THE BOARD OF DIRECTORS JOSEPHINE BACCHI Secretary

August 7, 2006
Hoboken, New Jersey

       Your vote is important to us. Whether or not you plan to be present at the Annual Meeting, please vote your proxy either via the Internet, by telephone, or by mail. Signing and returning the proxy card, voting via the Internet or by telephone does not affect your right to vote in person if you attend the Annual Meeting.

PROXY STATEMENT

       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of John Wiley & Sons, Inc. (the “Company”) of proxies to be used at the Annual Meeting of Shareholders to be held on September 21, 2006 at the time and place set forth in the accompanying Notice of Meeting and at any and all adjournments thereof. This Proxy Statement and accompanying forms of proxy relating to each class of Common Stock, together with the Company's Annual Report to Shareholders for the fiscal year ended April 30, 2006 (“fiscal 2006”), are first being sent or given to shareholders on August 7, 2006.

       The executive offices of the Company are at 111 River Street, Hoboken, New Jersey 07030-5774.

       TABLE OF CONTENTS

Voting Securities, Record Date, Principal Holders, page 1
Corporate Governance Principles, page 3
Certain Information Concerning the Board, page 6
Election of Directors, page 9
Section 16(a) Beneficial Ownership Reporting Compliance, page 13
Executive Compensation, page 13
Performance Graph, page 17
Report of the Audit Committee, page 22
Ratification of the Appointment of Independent Public Accountants, page 23
Manner and Expenses of Solicitation, page 24
Electronic Delivery of Materials, page 24
Deadline for Submission of Shareholder Proposals, page 24
Other Matters, page 25
Purchase Wiley Books at a Discount, page 25
Audit Committee Charter, Exhibit A
Compensation Committee Charter, Exhibit B
Governance Committee Charter, Exhibit C
Executive Committee Charter, Exhibit D

I. Voting Securities—
   Record Date—
   Principal Holders

       Only shareholders of record at the close of business on July 24, 2006 are entitled to vote at the Annual Meeting of Shareholders on the matters that may come before the Annual Meeting.

       At the close of business on July 24, 2006, there were 46,892,364 shares of Class A Common Stock, par value $1.00 per share (the “Class A Stock”), and 10,253,248 shares of Class B Common Stock, par value $1.00 per share (the “Class B Stock”), issued and outstanding and entitled to vote.

       The holders of Class A Stock, voting as a class, are entitled to elect three (3) directors, and the holders of Class B Stock, voting as a class, are entitled to elect five (5) directors. Each outstanding share of Class A and Class B Stock is entitled to one vote for each Class A or Class B director, respectively. The presence in person or by proxy of a majority of the outstanding shares of Class A or Class B Stock entitled to vote for directors designated as Class A or Class B directors, as the case may be, will constitute a quorum for the purpose of voting to elect that class of directors. All elections shall be determined by a plurality of the class of shares voting thereon. Only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

       The holders of the Class A and Class B Stock vote together as a single class on all other business that properly comes before the Annual Meeting, with each outstanding share of Class A Stock entitled to one-tenth (1/10) of one vote and each outstanding share of Class B Stock entitled to one vote.

       Proposal 2 requires approval by a majority of votes cast at the Annual Meeting. Abstentions and broker non-votes are not counted in determining the votes cast, but do have the effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated.

       If you are a beneficial shareholder and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and the ratification of KPMG LLP as our independent auditor even if the broker does not receive voting instructions from you.

       The following table and footnotes set forth, at the close of business on July 24, 2006, information concerning each person owning of record, or known to the Company to own beneficially, or who might be deemed to own, 5% or more of its outstanding shares of Class A or Class B Stock. The table below was prepared from the records of the Company and from information furnished to it. The percent of total voting power reflected below represents the voting power on all matters other than the election of directors, as described above.

Name and Address	Class of Stock	Common Stock Owned Beneficially	Percent of Class		Percent of Total Voting Power

E.P. Hamilton Trusts, LLC 965 Mission Street San Francisco, CA(1)	A B	462,338 8,125,536	1.0 79.2	% %	0.3 54.4	% %
Deborah E. Wiley 111 River Street Hoboken, NJ(2)(3)(4)	A B	1,253,976 38,820	2.7 0.4	% %	0.8 0.3	% %
Peter Booth Wiley 111 River Street Hoboken, NJ(2)(3)(5)	A B	1,224,630 12,240	2.6 0.1	% %	0.8 0.1	% %
Bradford Wiley II 111 River Street Hoboken, NJ(2)(3)	A B	1,199,647 12,240	2.6 0.1	% %	0.8 0.1	% %
Private Capital Management Naples, Fl Investment Manager(6)	A	7,520,584	16.0%		5.0%
Pioneer Investment Management, Inc. Boston, MA Investment Manager(6)	A	3,843,569	8.2%		2.6%
The Bass Management Trust and Certain Other Persons and Entities 201 Main Street Fort Worth, TX(7)	A	3,363,743	7.2%		2.6%
United States Trust Corporation New York, NY Investment Manager(6)	A	2,986,867	6.4%		2.0%

(1)	Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley, as members of the E.P. Hamilton Trusts, LLC established for the purpose of investing in, owning and managing securities of John Wiley & Sons, Inc., share investment and voting power.

(2)	Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley, as general partners of a limited partnership, share voting and investment power with respect to 301,645 shares of Class A Stock. For purpose of this table, each is shown as the owner of one-third of such shares.

(3)	Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley, as co-trustees, share voting and investment power with respect to 55,072 shares of Class A Stock and 36,720 shares of Class B Stock under the Trust of Esther B. Wiley. For purposes of this table, each is shown as the owner of one-third of such shares.

(4)	Includes 540 shares of Class A Stock and 8,660 shares of Class B Stock of which Deborah E. Wiley is custodian for minor children.

(5)	Includes 2,948 shares of Class A Stock which Peter Booth Wiley has the right to acquire under an option granted under the 1990 Director Stock Plan, as Amended and Restated as of June 22, 2001.

(6)	Based on filings with the Securities and Exchange Commission, including filings pursuant to Rule 13f-1 of the Securities Exchange Act of 1934, and other information deemed reliable by the Company.

(7)	Based on filings with the Securities and Exchange Commission pursuant to Regulation 13D of the Securities Exchange Act of 1934, includes The Bass Management Trust, Perry R. Bass, Nancy L. Bass, Lee M. Bass, and certain other persons.

II. Corporate
    Governance
    Principles

       To promote the best corporate governance practices, the Company adheres to the Corporate Governance Principles (“Principles”) set forth below. The Board of Directors (the “Board”) and management believe that these Principles, which are consistent with the requirements of the Securities and Exchange Commission and the New York Stock Exchange, are in the best interests of the Company, its shareholders and other stakeholders, including employees, authors, customers and suppliers. The Board is responsible for ensuring that the Company has a management team capable of representing these interests and of achieving superior business performance.

       Pursuant to the New York Stock Exchange's Corporate Governance regulations, the Company is considered a “controlled company,” defined as a company where more than 50 percent of the voting power is held by an individual, a group, or another company. As such, the Company would be exempt from certain corporate governance standards. However, the Board believes it is in the best interest of the Company and its shareholders to abide by all of the regulations, except for the requirement that the Governance Committee be comprised of independent directors only. The Board has chosen to take an exemption to this requirement because it believes that a Wiley family member's participation on this Committee will result in a collaborative process to promote the highest standards in the recruitment of new directors and in governance generally.

1. Primary Duties

       The Board, which is elected annually by the shareholders, exercises oversight and has final authority and responsibility with respect to the Company's affairs, except with respect to those matters reserved to shareholders. All major decisions are considered by the Board as a whole.

       The Board elects the Chief Executive Officer (“CEO”) and other corporate officers, acts as an advisor to and resource for management, and monitors management's performance.

       The Board plans for the succession of the CEO. The Compensation Committee annually evaluates the CEO's performance, approves the CEO's compensation, and informs the Board of its decisions. The Board also oversees the succession process for certain other management positions, and the CEO reviews with the Board annually his assessment of key management incumbents and their professional growth and development plans. The Board also:

a)	reviews the Company's business and strategic plans and actual operating performance;

b)	reviews and approves the Company's financial objectives, investment plans and programs; and

c)	provides oversight of internal and external audit processes and financial reporting.

2. Director Independence

       The Board has long held that it is in the best interests of the Company for the Board to consist of a substantial majority of independent Directors. The Board annually determines that a Director is independent if he or she has no material relationship, either directly or indirectly, with the Company, defined as follows:

a)	The Director is not and has not been employed in an executive capacity by the Company or its subsidiaries within the three years immediately prior to the annual meeting at which the nominees of the Board will be voted upon.

b)	The Director is not a significant advisor or consultant to the Company (including its subsidiaries); does not have direct, sole responsibility for business between the Company and a material supplier or customer; and does not have a significant personal services contract with the Company.

c)	The Director is not an executive officer, an employee, and does not have an immediate family member who is an executive officer or employee, of an organization that makes payments to, or receives payments from, the Company in an amount that, in any single fiscal year, exceeds 2% of such other organization's consolidated gross revenues.

d)	The Director is not, and has not been within the past three years, employed by or affiliated with a firm that provided independent audit services to the Company; the Director is not, and does not have an immediate family member who is a current partner of the firm that is the Company's external auditor; and the Director or an immediate family member was not within the past three years a partner or employee of the Company's external audit firm and personally worked on the Company's audit within that time.

e)	The Director does not have an immediate family member who is a current employee of the Company's external audit firm and who participates in that firm's audit, assurance or tax compliance practice.

f)	The Director is not, and has not been in the past three years, part of an interlocking directorship involving compensation committees.

g)	The Director is not a member of the immediate family of Peter Booth Wiley, Bradford Wiley II and Deborah E. Wiley, or management, as listed in the Company's proxy statement.

       When determining the independence of a Director, the ownership of, or beneficial interest in, a significant amount of stock, by itself, is not considered a factor.

3. Composition of the Board

       Under the Company's By-Laws, the Board has the authority to determine the appropriate number of directors to be elected so as to enable it to function effectively and efficiently. Currently, a ten-member Board is considered to be appropriate, though size may vary. The Governance Committee makes recommendations to the Board concerning the appropriate size of the Board, as well as selection criteria for candidates. Each candidate is selected based on background, experience, expertise, and other relevant criteria, including other public and private company boards on which the candidate serves. In addition to the individual candidate's background, experience and expertise, the manner in which each board member's qualities complement those of others and contributes to the functioning of the Board as a whole are also taken into account. The Governance Committee nominates a candidate, and the Board votes on his or her candidacy. The shareholders vote annually for the entire slate of Directors.

       Any nominee Director who receives a greater number of “withheld” votes from his or her election than “for” votes shall tender his or her resignation for consideration by the Governance

Committee. The Governance Committee shall recommend to the Board the action to be taken with respect to such resignation.

4. Director Eligibility

       Directors shall limit the number of other board memberships (excluding non-profits) in order to insure adequate attention to Wiley business. Directors shall advise the Chairman of the Board and the Chairman of the Governance Committee in advance of accepting an invitation to serve on a new board. Whenever there is a substantial change in the Director's principal occupation, a Director shall tender his or her resignation and shall immediately inform the Board of any potential conflict of interest. The Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation or the potential conflict of interest.

       The Board has established a retirement age of 70 for its Directors. The Board may in its discretion nominate for election a person who has attained age 70 if it believes that under the circumstances it is in the Company's best interests.

5. Board and Management Communication

       The Board has access to all members of management and external advisors. As appropriate, the Board may retain independent advisors.

       The CEO shall establish and maintain effective communications with the Company's stakeholder groups. The Board schedules regular executive sessions at the end of each meeting. Non-management directors meet at regularly scheduled sessions without management. The Chairman of the Board presides at these sessions. In addition, the independent directors meet at least once each year in an executive session presided over by the Chairman of the Governance Committee.

       Employees and other interested parties may contact the non-management directors via email at: non-managementdirectors@wiley.com, or by mail addressed to Non-Management Directors, John Wiley & Sons, Inc., 111 River Street, Mail Stop 7-02, Hoboken, NJ 07030-5774.

6. Board Orientation and Evaluation

       The Board annually conducts a self-evaluation to determine whether the Board as a whole and its individual members, including the Chairman, are performing effectively.

       The Board sponsors an orientation process for new Directors, which includes background materials on governance, law, board principles, financial and business history and meetings with members of management. The Board also encourages all of its Directors to take advantage of educational programs to improve their effectiveness.

7. Director Compensation

       The Governance Committee periodically reviews and recommends to the Board its members' annual retainer, which is composed of cash and restricted stock grants for all non-employee Directors. In determining the appropriate amount and form of director compensation, the Board regularly evaluates current trends and compensation surveys, as well as the amount of time devoted to Board and committee meetings. As a long-standing Board principle, non-employee Directors receive no compensation from the Company other than for their service as Board members and reimbursement for expenses incurred in connection with attendance at meetings.

       Share ownership by each Director is encouraged. To this end, each Director is expected to own, at a date no later than three years after election to the Board, shares of common stock valued at not less than three times that Director's annual cash compensation to which the Director is entitled for Board service. Furthermore, non-employee Directors are encouraged to take their cash compensation in the form of Company shares.

8. Board Practices and Procedures

       The Chairman of the Board and the CEO jointly set the agenda for each Board meeting. Agenda items that fall within the scope and responsibilities of Board committees are reviewed with the chairs of the committees. Any Board member may request that an item be added to the agenda.

       Board materials are provided to Board members sufficiently in advance of meetings to allow Directors to prepare for discussion at the meeting.

       Various managers regularly attend portions of Board and committee meetings in order to participate in and contribute to relevant discussions.

9. Board Committees

       The Board has established four standing committees: Executive, Audit, Compensation, and Governance. The Governance Committee recommends to the Board the members and chairs for each of these committees. The Audit Committee and the Compensation Committee are composed of independent Directors only. The Audit Committee has the sole responsibility for retention and dismissal of the Company's independent auditors. The Governance Committee is composed of independent directors and a member of the Wiley family, as permitted under the New York Stock Exchange's rules applicable to “controlled companies.” The Board believes that the family's participation in the Committee will result in a collaborative process to promote the highest standards in the recruitment of new directors and in governance generally.

       The Governance Committee recommends to the Board the members and chairs for each of the committees. The chair and membership assignments for all committees are reviewed regularly and rotated as appropriate. The chairs of the committees determine the frequency, length and agenda of meetings for each committee meeting. As in the case of the Board, materials are provided in advance of meetings to allow members to prepare for discussion at the meeting.

       The scope and responsibilities of each committee are detailed in the committee charters, which are approved by the Board. Each committee annually reviews its charter, and the Governance Committee and the Board review all charters from time to time.

       With the permission of the chairman of the committee, any Board member may attend a meeting of any committee.

10. Periodic Review

       The Governance Committee and the Board review these Principles annually.

       These Principles stated above, Committee Charters, the Business Conduct and Ethics Policy and the Code of Ethics for Senior Financial Officers are published on our web site at www.wiley.com, under the “About Wiley—Investor Relations—Corporate Governance” captions. Copies are also available free of charge to shareholders on request to: Corporate Secretary, John Wiley & Sons, Inc., 111 River Street, Hoboken, NJ 07030-5774.

III. Certain
     Information
     Concerning
     the Board

       The Board is currently composed of eight members. Two directors, Bradford Wiley II and Peter Booth Wiley, are brothers. The Board has affirmatively determined that all of our directors, except William J. Pesce, Bradford Wiley II and Peter Booth Wiley, meet the independence guidelines the Board set forth in our Corporate Governance Principles, as noted above.

       The Company does not have a policy that requires the attendance of all directors at the Annual Meetings, but it has been long-standing practice for directors to attend. All eight directors attended the 2005 Annual Meeting.

       The Board met four times during fiscal 2006 and acted twice by Written Consent. Board committees met a total of twenty times during fiscal 2006. All incumbent directors attended at least 94% of the aggregate number of meetings of the Board and of the committees on which such director sat with seven of our directors attending 100% of these meetings.

       The following table indicates current membership and total meetings held of the Board's standing committees:

Name	Audit		Compensation		Executive		Governance

Warren J. Baker			X
Kim Jones			X				X	*
Matthew S. Kissner	X		X	*	X	*
Raymond W. McDaniel, Jr.	X						X
William J. Pesce					X
William B. Plummer	X	*			X
Bradford Wiley II							X
Peter Booth Wiley
FY2006 Meetings	7		4		0		9
*Chairman

       The charters for each committee are annexed to this Proxy Statement as Exhibits A through D.

       Executive Committee. The Executive Committee exercises the powers of the Board as appropriate in any case where immediate action is required and the matter is such that an emergency meeting of the full Board is not deemed necessary or possible.

       Audit Committee. The Audit Committee assists the Board in fulfilling its fiduciary responsibilities relating to the Company's financial statements filed with the Securities and Exchange Commission, accounting policies, and the adequacy of disclosures, internal controls and reporting practices of the Company and its subsidiaries; evaluates, retains, compensates and, if appropriate, terminates the services of the independent public accounting firm which is to be engaged to audit the Company's financial statements, including reviewing and discussing with such firm their independence and whether providing any permitted non-audit services is compatible with their independence; maintains financial oversight of the Company's employees' retirement and other benefit plans; and makes recommendations to the Board with respect to such matters. The Committee holds discussions with management prior to the release of quarterly earnings, and also reviews quarterly results prior to filings.

       The Board has determined that all members of the Committee are Audit Committee “financial experts,” as defined under the rules of the Securities and Exchange Commission. All members of the Committee are independent under the rules of the New York Stock Exchange, currently applicable to the Company.

       Compensation Committee. The Compensation Committee evaluates the performance of the CEO and reports its decisions to the Board; reviews and approves the principles and policies for compensation and benefit programs company-wide, and monitors the implementation and administration of such programs; oversees compliance with governmental regulations and accounting standards with respect to employee compensation and benefit programs; monitors executive development practices in order to insure succession alternatives for the organization; and grants options and makes awards under the 2004 Key Employee Stock Plan. All members of the Committee are independent under the rules of the New York Stock Exchange, currently applicable to the Company.

       Governance Committee. The Governance Committee assists the Board in the selection of Board members by identifying appropriate general qualifications and criteria for directors as well as qualified candidates for election to the Board; assists the Chairman of the Board in proposing committee assignments; assists the Board in evaluating, maintaining and improving its own effectiveness; evaluates the Chairman of the Board's performance; evaluates director compensation and benefits; and makes recommendations to the Board regarding corporate governance policies.

       Additional Information About the Governance Committee. The Board selects new candidates based on a recommendation of the Governance Committee. The Committee evaluates all director candidates in accordance with the director membership criteria described in the

Corporate Governance Principles. The Committee considers a candidate's background, experience, expertise, and other relevant criteria, including other public and private company boards on which the candidate serves. The manner in which each Board member's qualities complement those of others and contributes to the functioning of the Board as a whole are also taken into account.

       The Committee has retained a search firm, at the expense of the Company, to identify potential director candidates. The search firm provides background material on potential candidates, and provides guidance pertaining to the particular experience, skills and other characteristics that the Board is seeking. The search firm conducts initial interviews with potential candidates, and candidates who merit further consideration are then interviewed by members of the Committee, other directors and key senior management personnel. The Governance Committee considers the results of these interviews when making its recommendations to the Board.

       Shareholders who wish to recommend a director candidate to the Governance Committee should follow the procedures set forth under “Deadline for Submission of Shareholder Proposals” on page 24 of this proxy statement. The recommendation should include the candidate's name, biographical data, and a description of his or her qualifications.

Directors'
Compensation

       Our non-employee directors currently receive an annual retainer of $40,000 and committee chairmen, except the chairman of the Executive Committee, receive an additional annual retainer of $4,000. No fees are paid for attendance at meetings. No non-employee director receives any other compensation from the Company, except for reimbursement of expenses incurred for attendance at Board meetings. Directors who are employees do not receive an annual retainer for Board or committee service.

       Pursuant to the Director Stock Plan, our non-employee directors receive an annual award of Class A shares equal in value to 100 percent of their annual total cash compensation, excluding the additional fees paid to committee chairmen and any expense reimbursements. In September 2005, a total of 7,608 Class A shares were awarded to directors. The table below indicates the total cash compensation received by each non-employee director during Fiscal 2006.

Name	Annual Retainer	Committee Chair Retainer	Annual Stock Award(a)	Total

Warren J. Baker	$40,000		$40,000	$80,000
Kim Jones*	$40,000	$4,000	$40,000	$84,000
Matthew S. Kissner*	$40,000	$4,000	$40,000	$84,000
Raymond W. McDaniel, Jr.	$40,000			$40,000
William B. Plummer*	$40,000	$4,000	$40,000	$84,000
Bradford Wiley II	$40,000		$40,000	$80,000
*Committee Chairman

(a)	Dollar value of annual shares awarded on September 15, 2005 under the Director Stock Plan valued at the closing price of $42.08 per share.

       Non-employee directors are also eligible to participate in the Company's Deferred Compensation Plan for Directors' Fees (the “Deferred Plan”). The purpose of the Deferred Plan is to provide eligible directors with flexibility in their tax planning. Five directors currently participate.

Insurance with
Respect to
Indemnification
of Directors
and Officers

       The By-Laws of the Company provide for indemnification of directors and officers in connection with claims arising from service to the Company to the extent permitted under the New York State Business Corporation Law. The Company carries insurance in the amount of $20,000,000 with Federal Insurance Company and the National Union Insurance Company at an annual premium of $332,100. The current policy expires on November 14, 2006.

Transactions
with Directors'
Companies

       In the ordinary course of business, John Wiley & Sons and its subsidiaries may have transactions with companies and organizations whose executive officers are also Wiley directors. None of these transactions in fiscal 2006 exceeded the threshold for disclosure under our Corporate Governance Guidelines, which is 2% of the gross revenues of either Wiley or the other organization.

IV. Election of
     Directors

       Eight (8) directors are to be elected to hold office until the next Annual Meeting of Shareholders, or until their successors are elected and qualified. Unless contrary instructions are indicated or the proxy is previously revoked, it is the intention of management to vote proxies received for the election of the persons named below as directors. Directors of each class are elected by a plurality of votes cast by that class. If you do not wish your shares to be voted for particular nominees, please so indicate in the space provided on the proxy card, or follow the directions given by the telephone voting service or the Internet voting site. THE HOLDERS OF CLASS A STOCK ARE ENTITLED TO ELECT 30% OF THE ENTIRE BOARD. AS A CONSEQUENCE, THREE (3) DIRECTORS WILL BE ELECTED BY THE HOLDERS OF CLASS A STOCK. THE HOLDERS OF CLASS B STOCK ARE ENTITLED TO ELECT FIVE (5) DIRECTORS.

       All the nominees are currently directors of the Company, and were elected to their present terms of office at the Annual Meeting of Shareholders held in September 2005. Except as otherwise indicated below, all of the nominees have been engaged in their present principal occupations or in executive capacities with the same employers for more than the past five years.

       Peter Booth Wiley, William J. Pesce and Josephine Bacchi have agreed to represent shareholders submitting proper proxies by mail, via the Internet, or by telephone, and to vote for the election of the nominees listed herein, unless otherwise directed by the authority granted or withheld on the proxy cards, by telephone or via the Internet. Although the Board has no reason to believe that any of the persons named below as nominees will be unable or decline to serve, if any such person is unable or declines to serve, the persons named above may vote for another person at their discretion.

Directors to be Elected by Class A Shareholders

Kim Jones, a director since 2004, is Vice President of Global Education, Government and Health Sciences at Sun Microsystems, Inc. as of July 2006. Prior to that she was Vice President of Global Education and Research Line of Business at Sun from 1998 to 2006; Director of International Sales Development from 1991 to 1998; and held a variety of sales and business development positions from 1987 to 1991. She serves on the Board of Trustees of the Western Governors University, and is on the Board of Directors of the Global Educational Learning Community, the Sun Foundation, and the World Bank Institute Advisory Council. She is a member of the Business Higher Education Forum and of Sun Microsystems' Diversity Council. Age 49.

Raymond W. McDaniel, Jr., a director since 2005, has been Chairman and Chief Executive Officer of Moody's Corporation since April 2005. He previously served as Chief Operating Officer of Moody's Corporation from January 2004; President of Moody's Corporation from October 2004; and President of Moody's Investors Service since 2001. In prior assignments with Moody's, he served as Senior Managing Director for Global Ratings & Research; Managing Director for International; and Director of Moody's Europe, based in London. He has been a member of Moody's Corporation Board of Directors since 2003. Age 48.

William B. Plummer, a director since 2003, has been Vice President & Treasurer of Alcoa, Inc. since 2000. He also serves on the Board of Directors of the Alcoa Foundation. Prior to that he was with Mead Corporation as President, Gilbert Paper Division during 2000; Vice President, Corporate Strategy and Planning from 1998 to 2000; Treasurer from 1997 to 1998; and Vice President, Equity Capital Group, General Electric Capital Corporation from 1995 to 1997. Age 47.
Directors to be Elected by Class B Shareholders

Warren J. Baker, a director since 1993, has been President of California Polytechnic State University since 1979 and was a Member of the National Science Board from 1985 to 1994. He was a Regent of the American Architectural Foundation from 1995 to 1998, and was Chairman of the Board of Directors of the ASCE Civil Engineering Research Foundation from 1989 to 1991. He is a Fellow of the American Society of Civil Engineers; a Member of the Board of Directors of the California Council on Science and Technology; Co-Chair of the California Joint Policy Council on Agriculture and Higher Education; Board member of the National Association of State Universities and Land Grant Colleges (NASULGC); Chair of the NASULGC Commission on Information Technologies; Member of the Business-Higher Education Forum; Board Member of the Society of Manufacturing Engineers Education Foundation from 2003 to 2005; and Director of Westport Innovations, Inc. Age 68.

Matthew S. Kissner, a director since 2003, is founder, President and Chief Executive Officer of The Kissner Group, an investment and management firm established in 2005 focusing on the information infrastructure of the US Healthcare Industry. He is an Operating Partner of Advent International, a private equity company, and sits on the boards of two of its private portfolio companies. Prior to that he was Executive Vice President and Group President, Global Enterprise Solutions, Pitney Bowes, Inc., from 2004 to 2005; Executive Vice President and Group President of Information Based Solutions and Document Messaging Technologies from 2001 to 2004; and President, Small Business Solutions and Pitney Bowes Financial Services from 1999 to 2001. He is a member of the Regional Plan Association. Age 52.

William J. Pesce has been our President and Chief Executive Officer and a director since May 1, 1998. He was previously Chief Operating Officer since May 1997; Executive Vice President, Educational and International Group since February 1996; and Vice President, Educational Publishing since September 1989. He is a Member of the Board of Overseers of The Stern School of Business at New York University; the Board of Trustees of William Paterson University; the Board of Directors of the Association of American Publishers; and is on the Executive Committee of the Business-Higher Education Forum. Age 55.

Bradford Wiley II, a director since 1979, was our Chairman of the Board from January 1993 until September 2002, and was an editor in Higher Education from 1989 to 1998. He was previously a newspaper journalist, viticulturist and winery manager. Age 65.

Peter Booth Wiley, a director since 1984, has been our Chairman of the Board since September 2002. He is an author and journalist, and a Member of the Board of the University of California Press. Age 63.

Beneficial
Ownership of
Directors and
Management

       The table below shows the number of shares of the Company's Class A and Class B Stock beneficially owned by the current directors, and the executive officers named in the Summary Compensation Table on page 17 and all directors and executive officers of the Company as a group as of July 24, 2006. The percent of total voting power reflected below represents the voting power on all matters other than the election of directors, as described on page 1.

	Shares of Class A and Class B Stock Beneficially Owned(1)		Additional Shares Beneficially Owned(2)		Totals		Percent of Class(1)	Percent of Total Voting Power	Deferred Stock Units(3)

Warren J. Baker	A	8,201	A	4,955	A	13,156	—	—	9,954.12
	B	—			B	—	—	—
Ellis E. Cousens(4)	A	73,101	A	100,000	A	173,101	0.4%	—
	B	—			B	—	—	—
Kim Jones	A	—			A	—	—	—	1,550.68
	B	—			B	—	—	—
Stephen A. Kippur(4)	A	211,988	A	158,200	A	370,188	0.8%	—
	B	—			B	—	—	—
Matthew S. Kissner	A	—			A	—	—	—	5,121.68
	B	—			B	—	—	—
Bonnie E. Lieberman(4)	A	106,327	A	170,528	A	276,855	0.6%	—
	B	—			B	—	—	—
Raymond W. McDaniel, Jr.	A	500			A	500	—	—	1,015.63
	B	—			B	—	—	—
William J. Pesce(4)	A	537,469	A	1,038,900	A	1,576,369	3.3%	1.0%
	B	—			B	—	—	—
William B. Plummer	A	—			A	—	—	—	5,121.68
	B	—			B	—	—	—
Gary M. Rinck(4)(5)	A	43,329			A	43,329	—	—
	B	—			B	—	—	—
Bradford Wiley II(6)(7)(8)	A	1,353,759			A	1,353,759	2.9%	1.0%
	B	2,720,752			B	2,720,752	27.0%	18.2%
Peter Booth Wiley(6)(7)(8)	A	1,378,742	A	2,948	A	1,381,690	2.9%	1.0%
	B	2,720,752			B	2,720,752	27.0%	18.2%
All directors and executive officers as a	A	5,363,487	A	1,681,867	A	7,045,354	14.4%	5.0%
group (18 persons)	B	8,188,852			B	8,188,852	80.0%	55.0%

(1)	This table is based on the information provided by the individual directors or executives. In the table, percent of class was calculated on the basis of the number of shares beneficially owned as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, divided by the total number of shares issued and outstanding plus the number of shares of the class issuable to the individual director or executive officer pursuant to the options exercisable under the Company's stock option plans on or before September 24, 2006.

(2)	Shares issuable pursuant to options exercisable under the Company's stock option plans on or before September 24, 2006.

(3)	This amount represents the number of shares of Class A Common Stock credited to the participating director's account pursuant to the Deferred Compensation Plan for Directors' Fees, described on page 8. The shares will be issued upon the director's retirement.

(4)	Includes Class A shares of restricted stock subject to forfeiture awarded under the Company's long-term incentive plans (see Summary Compensation Table, footnote (a), page 17 as follows: Mr. Pesce—207,642 shares; Mr. Cousens—60,051 shares; Mr. Kippur—51,121 shares; Ms. Lieberman—46,036 shares; and Mr. Rinck—22,000 shares.

(5)	Includes 16,000 Class A shares of restricted stock awarded under an employment agreement and subject to forfeiture until vested.

(6)	Bradford Wiley II and Peter Booth Wiley, as co-members with Deborah E. Wiley, of the E.P. Hamilton Trusts LLC, share voting and investment power with respect to 462,338 shares of Class A Stock and 8,125,536 shares of Class B Stock. For purposes of this table, each is shown as the owner of one-third of such shares.

(7)	Bradford Wiley II and Peter Booth Wiley, as co-trustees with Deborah E. Wiley, share voting and investment power with respect to 55,072 shares of Class A Stock and 36,720 shares of Class B Stock under the Trust of Esther B. Wiley. For purposes of this table, each is shown as the owner of one-third of these shares.

(8)	Bradford Wiley II and Peter Booth Wiley, as general partners of a limited partnership with Deborah E. Wiley, share voting and investment power with respect to 301,645 shares of Class A Stock owned by the partnership. For purposes of this table, each is shown as the owner of one-third of such shares.

Section 16(a) Beneficial
Ownership Reporting
Compliance

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

       Based on our review we believe that during fiscal 2006, our directors, officers and greater than ten percent beneficial owners met all filing requirements, except for Edward J. Melando, Vice President, Corporate Controller and Chief Accounting Officer. Due to an administrative oversight, his Form 4 filed on June 22, 2005 failed to include an award of 3,000 Class A shares received as restricted stock, subject to forfeiture until vested. An amended Form 4 was filed to correct this oversight.

V. Executive
    Compensation

Report of the
Compensation
Committee

Executive Compensation Philosophy and Objectives. The Compensation Committee of the Board of Directors (the “Committee”), which is composed of three independent directors, administers the Company's executive compensation program. The objectives that guide the Committee in formulating its recommendations are to:

•	Attract and retain executives of the highest caliber by compensating them at levels that are competitive in the marketplace.

•	Motivate and reward such executives based on corporate, business unit and individual performance through compensation systems and policies that include variable incentives.

•	Align executives' and shareholders' interests through awards of equity components dependent upon the performance of the Company.

       In administering the Executive Compensation program, the Committee attempts to ensure the following:

•	That compensation is merit based in that the total compensation opportunity for each senior executive is based on an assessment of sustained individual performance, current responsibilities and future potential.

•	That there is a correlation between compensation (both annual and long-term) and the Company's performance. The program is structured such that at senior executive levels a larger portion of annual and total compensation is variable, based on the Company's performance, and a larger portion of total compensation is composed of stock based compensation.

•	That senior executives/members of the Wiley Leadership Team have a significant, ongoing ownership stake in the Company in order to strengthen the alignment of our senior executives' interests with those of our shareholders.

•	That the program is fully competitive with the total compensation programs of competitor companies in the publishing/information and media industries when performance goals are achieved. To that end the Committee annually reviews a compensation survey as a guidepost to determine whether the Company's compensation levels and programs are competitive and meet the Company's stated objectives. The most recent survey compiled by Towers Perrin includes publishing companies regarded as comparable and for which data are available, as well as other companies in the northeast region of the U.S. comparable in size to the Company. Base salaries, annual incentive awards and long-term incentive grants are determined within the framework of position responsibilities, future potential and the competitive market data.

•	That ordinarily it is in the best interest of the Company to retain flexibility in its compensation programs to enable it to appropriately reward, retain and attract executive talent necessary to the Company's success. To the extent such goals can be met with compensation that is designed to be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), such as the 2004 Key Employee Stock Plan and the Executive Annual Incentive Plan, each approved by the shareholders in September 2004, such compensation plans will be used. However, the Committee recognizes that in appropriate circumstances, compensation that is not deductible under the Code may be paid at the Committee's discretion.

The Program

       The senior executive compensation program is composed of three key elements:

•	Base salaries

•	Annual incentives

•	Long-term stock-based incentives

Base Salaries. Base salaries reflect competitive marketplace data and evaluated individual performance and future potential. Base salary increases for senior executives other than the CEO are recommended annually by Mr. Pesce and are reviewed and approved by the Committee.

Annual Incentives. Annual incentives are payable for the achievement of annual performance goals established by the Committee and for individual performance and contributions. In fiscal 2006 target annual incentives ranged from 60% of salary for Senior Executives to 110% of base salary for Mr. Pesce. For fiscal 2006 the corporate performance measures were revenue, earnings per share and cash flow. Strategic business unit performance goals were based on revenue, EBITA and cash flow. Payouts, if any, can range from 0 to 200% of the targeted incentive, depending on the level of achievement of financial goals and individual objectives between threshold and outstanding measures of performance. In fiscal 2006 the Company slightly exceeded its revenue goal, essentially achieved its EPS goal and exceeded its cash flow goals, resulting in a performance payout factor of 117% on corporate financial goals.

Long-Term Stock Based Incentives. The long-term incentive compensation program for senior executives consists of restricted performance shares and stock options. These stock-based incentives are intended to align the interests of senior management with those of the Company's shareholders.

•	Restricted Performance Shares. At the beginning of each fiscal year a new three year cycle begins. At that time, the Committee establishes the targeted number of restricted performance shares for each senior executive. During this performance period no shares are issued and consequently the executive has neither voting nor dividend rights to those shares. At the end of the three year performance cycle actual shares are awarded based upon performance against established earnings per share and cumulative cash flow goals. The number of shares awarded can range from 0 to 200% of the target award. Once awarded, the shares become restricted for a two year period and vest at 50% on the first anniversary after the end of the performance period and 50% on the second anniversary after the end of the performance period. During the restricted period the executives are entitled to voting and dividend rights on the shares earned. For the fiscal 2004–2006 performance cycle EPS was achieved at 103.85% of target and cash flow performed at 114% of target, resulting in a payout of 169% of the targeted shares.

•	Stock Options. Option grants are awarded on an annual basis, have terms of ten years and generally vest 50% in the fourth year and 50% in the fifth year from the date of grant. All employees' stock options have exercise prices that are equal to the current market price of Class A Stock as of the grant date. The ultimate value of the stock option grants is aligned with increases in shareholder value and is dependent upon increases in the market price per share over and above the grant price. In fiscal 2006, all executives, including Mr. Pesce, received approximately 65% of their targeted long-term incentive in stock options.

The Committee believes that the ultimate goal of the long-term plan is to align the interests of shareholders and management. To reinforce this principle, the Committee established stock ownership guidelines for all senior officers participating in the long-term plan. Ownership guidelines are four times base salary for Mr. Pesce and two and one-half times base salary for all other senior officers participating in the long-term plan. Participants have five years in which to attain these guidelines. Eighty-eight percent of the executives with at least five years of service have met or exceeded their targeted shareholdings.

Fiscal 2006 CEO Compensation

       In establishing Mr. Pesce's compensation for fiscal 2006, the Committee applied the principles outlined in this report in the same manner that they were applied to other executives. Base salary, annual incentive, and long-term incentive grant guidelines and awards were determined within the framework of the position's responsibilities, individual performance and the external marketplace. In this regard, the Committee considered all of the variables and made decisions after considering all of the data.

       For fiscal 2006, the Committee noted that under Mr. Pesce's leadership the Company achieved growth of 7% in revenue, 10% growth in earnings per share and achieved free cash flow of $150,400,000. In addition, the Company completed acquisitions to enhance its business portfolio and invested in technology initiatives and new business models designed to ensure and enhance its future competitiveness. Initiatives were also established to enhance the Company's leadership capabilities and to support its collaborative, performance-driven culture. For the second consecutive year, the Company was named to Fortune Magazine's 100 Best Companies to Work For, the only publishing company to make this list.

       Mr. Pesce's 2006 compensation consisted of the following:

•	Base Salary. Effective July 1, 2005, the Committee increased Mr. Pesce's base salary by 5.1% to $830,000 based on its assessment of the variables described above.

•	Annual Incentive. In June of 2005, the Committee determined the target annual incentive award for Mr. Pesce to be 110% of base salary ($913,000), contingent upon the achievement of financial goals and personal objectives approved by the Committee at that meeting, consistent with the Executive Annual Incentive Plan (EAIP). Based on the Company's aggregate performance against financial goals as discussed above, and the Committee's evaluation of Mr. Pesce's performance against strategic personal objectives established and reviewed by the Committee, an annual incentive of $1,201,280 was awarded.

•	Long-Term Stock Based Incentives. In June of 2005, Mr. Pesce received long-term incentive awards consisting of 35,000 restricted performance shares, which will be issued in June of 2008, contingent upon the attainment of financial goals as discussed above, and will vest as follows: 50% April 30, 2009, 50% April 30, 2010. In addition, Mr. Pesce was awarded stock options for 185,000 shares vesting as follows: 50% on April 30, 2009 and 50% of April 30, 2010. These awards, along with those of other proxy-named executives, are disclosed in the option grants and long-term incentive plan awards tables which follow.

•	Payout of 2004 Long-Term Performance Share Award. In June of 2006, the Committee reviewed and approved the degree of achievement and award payout to Mr. Pesce for the 2004 ELTIP, which covered the fiscal years 2004, 2005 and 2006, and which concluded on April 30, 2006. The achievement of EPS and cash flow targets in excess of plan resulted in a payout factor of 169%, and Mr. Pesce was awarded 67,720 restricted performance shares vesting as follows: 50% April 30, 2007, 50% April 30, 2008. The dollar value of Mr. Pesce's Long-Term Restricted Performance Share Award payout is shown in the Long-Term Compensation Payouts column of the Summary Compensation table.

Closing Statement

       The Committee believes that the quality, expertise and motivation of the Company's leadership and key employees has made and can continue to make a significant difference in the long-term performance of the Company. The Committee further believes that compensation should vary with the Company's financial performance so that executives are appropriately rewarded when challenging targets are achieved. Conversely, there should be commensurate risks to compensation when performance is below established goals.

       In its view, the Committee believes that the Company's Annual (EAIP) and Long-Term (ELTIP) Compensation Plans are meeting the goals contained in the Program's philosophy and objectives.

Compensation Committee
Matthew S. Kissner, Chairman, Warren J. Baker, Kim Jones

Performance Graph

50

100

150

250

200

JWA

Dow Jones World Publishing Index

Russell 1000

4/01

4/02

4/03

4/04

4/05

4/06

PERFORMANCE GRAPH

Total Return

	2001	2002	2003	2004	2005	2006

John Wiley & Sons, Inc. Class A	$100.00	$143.60	$133.39	$167.95	$200.11	$204.76
Dow Jones World Publishing Index	100.00	111.42	108.43	129.63	121.28	115.84
Russell 1000	100.00	88.02	76.17	94.38	101.17	115.94

The above graph provides an indicator of the cumulative total return to shareholders of the Company's Class A Common Stock as compared with the cumulative total return on the Russell 1000 and the Dow Jones World Publishing Index, for the period from April 30, 2001 to April 30, 2006. The Company has elected to use the Russell 1000 Index as its broad equity market index because it is currently included in that index. Cumulative total return assumes $100 invested on April 30, 2001 and reinvestment of dividends throughout the period.

Summary
Compensation
Table

Long Term Compensation
	Annual Compensation					Awards		Payouts
Name and Principal Position	Year	Salary		Bonus	Other Annual Compen- sation	Restricted Stock Awards(a)	Securities Underlying Option/SARs	LTIP Payouts	All Other Compen- sation(b)

William J. Pesce President, Chief Executive Officer and Director	2006 2005 2004	$ $	823,333 783,333 750,000	$1,201,280 1,036,283 1,185,938	— —	$2,481,261 1,802,359 1,034,280	190,000 185,000 200,000	— —	$6,600 6,300 6,150
Ellis E. Cousens Executive Vice President, Chief Financial and Operations Officer	2006 2005 2004		445,000 416,667 400,000	493,015 498,015 470,000	— —	620,315 514,955 310,284	60,000 60,000 55,000	— —	6,600 6,350 5,938
Stephen A. Kippur Executive Vice President and President, Professional/Trade	2006 2005 2004		436,667 416,667 400,000	462,334 426,829 396,396	— —	620,315 303,057 269,096	55,000 55,000 55,000	— —	12,838 10,364 11,680
Bonnie E. Lieberman Senior Vice President and General Manager, Higher Education	2006 2005 2004		332,500 316,667 300,000	441,930 138,060 166,980	— — —	496,252 180,221 129,285	50,000 50,000 50,000	— — —	7,348 7,600 7,237
Gary M. Rinck Senior Vice President and General Counsel	2006 2005 2004		387,500 270,833 43,109	330,013 300,234 —	— — —	— — —	25,000 25,000 25,000	— — —	10,771 254,236 —

The above table sets forth, for the fiscal years indicated, the compensation of the CEO and the four other most highly compensated executive officers of the Company.

(a)	When awards of restricted stock are made pursuant to the Company's long term incentive plans, the Committee may establish a period during which the Class A shares of restricted stock shall be subject to forfeiture in whole or in part if specified objectives or considerations are not met. Restricted stock awards were made for achievement of financial performance objectives for the respective three-year periods ended April 30, 2006, April 30, 2005 and April 30, 2004. The stock is non-voting and not eligible for dividends until the shares have been earned at the end of the three year period. Restrictions lapse as to 50% at the end of the first and second fiscal year, respectively, after the fiscal year in which earned. Restricted stock awards reflect the market value as of the fiscal year-end indicated. Aggregate restricted stock holdings as of April 30, 2006 were as follows: Mr. Pesce—207,642 shares valued at $7,608,003; Mr. Cousens—60,051 shares valued at $2,200,269; Mr. Kippur—51,121 shares valued at $1,873,073; Ms. Lieberman—46,036 shares valued at $1,686,759; Mr. Rinck—22,000 shares valued at $806,080.

(b)	In 2006, represents matching Company contributions to the Employee Savings Plan and the Deferred Compensation Plan.

Option/SAR Grants in
Last Fiscal Year 2006

Individual Grants(a)					Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term
Name	Number of Securities Underlying Options/ SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration Date(b)	5%	10%

William J. Pesce	185,000	18.3%	$38.55	June 22, 2015	$4,485,119	$11,366,173
Ellis Cousens	60,000	5.9%	$38.55	June 22, 2015	$1,454,633	$3,686,326
Stephen A. Kippur	55,000	5.4%	$38.55	June 22, 2015	$1,333,414	$3,379,132
Bonnie E. Lieberman	50,000	4.9%	$38.55	June 22, 2015	$1,212,194	$3,071,939
Gary M. Rinck	25,000	2.5%	$38.55	June 22, 2015	$606,097	$1,535,969

The above table shows potential realizable value at assumed annual stock appreciation rates of 5% and 10% over the ten year term of the options. The rates are as required to be stated by the Securities and Exchange Commission and are not intended to forecast possible future actual appreciation, if any, in the Company's stock price. Future gains, if any, will depend on actual future appreciation in the market price.

(a)	The Company has three shareholder approved plans in effect, each of which relates to Class A shares: the 2004 Key Employee Stock Plan, the Long Term Incentive Stock Plan and the 1991 Key Employee Stock Plan. The exercise price of all stock options is determined by the Committee and may not be less than 100% of the fair market value of the stock on the date of grant of the options. The Committee also determines at the time of grant the period and conditions for vesting of stock options. In the event of a change of control, as defined on page 21, all outstanding options shall become immediately exercisable up to the full number of shares covered by the option. No option grants have SARs associated with the grants, and no SARs were granted during fiscal 2006.

(b)	Options are subject to earlier termination in certain events relating to termination of employment.

Aggregated
Option/SAR
Exercises in Last
Fiscal Year and
Fiscal Year-End
Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End(b)
Name	Shares Acquired on Exercise	Value Realized(a)	Exercisable	Unexercisable	Exercisable	Unexercisable

William J. Pesce	79,432	$2,487,299	1,038,900	672,500	$20,650,691	$4,236,875
Ellis E. Cousens	0	$0	100,000	200,000	$1,450,450	$1,199,850
Stephen A. Kippur	30,000	$849,844	158,200	190,000	$2,392,461	$1,716,100
Bonnie E. Lieberman	19,000	$595,541	170,528	158,500	$2,949,329	$906,565
Gary M. Rinck	0	$0	0	50,000	$0	$118,750

The above table provides information as to options exercised by each of the named executive officers during fiscal 2006 and the value of the remaining options held by each executive officer at year end, measured using the closing price of $36.64 for the Company's Class A Common Stock on April 30, 2006.

(a)	Market value of underlying shares at exercise minus the option price.

(b)	Market value of underlying shares at fiscal year end minus the option price. These values are presented pursuant to SEC rules. The actual amount, if any, realized upon exercise will depend upon the market price of the Class A shares relative to the exercise price per share of the stock options at the time of exercise.

Long Term
Incentive Plans—
Awards in Last
Fiscal Year

			Estimated Future Payouts under Non-Stock Priced-Based Plans(a)(b)
Name	Number of Shares, Units or Other Rights(#)	Performance of Other Periods Until Maturation or Payout	Threshold (#)	Target (#)	Maximum (#)

William J. Pesce	35,000	May 1, 2005 to April 30, 2008	8,750	35,000	70,000
Ellis Cousens	12,000	May 1, 2005 to April 30, 2008	3,000	12,000	24,000
Stephen A. Kippur	10,000	May 1, 2005 to April 30, 2008	2,500	10,000	20,000
Bonnie E. Lieberman	10,000	May 1, 2005 to April 30, 2008	2,500	10,000	20,000
Gary M. Rinck	6,000	May 1, 2005 to April 30, 2008	1,500	6,000	12,000

Estimated future payments assuming financial performance targets are achieved under the 2006 long-term incentive compensation plan for the named executives are as indicated above.

(a)	Financial performance targets and relative weighting of each target, as well as the threshold, target and outstanding levels of performance, are set at the beginning of the three-year plan cycle and include earnings per share, and cash flow targets, as defined, for the end of the three-year period. For the fiscal 2006 long term plan, the amount of shares earned will be based on financial targets established for fiscal 2008. No long term incentive is payable unless the threshold is reached on at least one financial measure.

(b)	These awards consist of restricted performance shares. The Committee may, in its discretion, direct that the payout be made wholly or partly in cash. The restricted shares would vest as to 50% on April 30, 2009 and the remaining 50% on April 30, 2010.

Executive
Employment
Agreements

       The Company has employment agreements with Messrs. Pesce, Cousens, Kippur, Rinck, and Ms. Lieberman (collectively the “Executives”), which provide for base salaries (reflected in the Summary Compensation Table on page 17) and for benefits and incentive compensation as provided for senior officers generally, and as described in the Compensation Committee's report on page 13.

       Mr. Pesce's contract expires in March 2009, and renews for successive three year terms. The agreements for Messrs. Cousens, Kippur and Ms. Lieberman expire in March 2007, and Mr. Rinck's agreement expires in March 2008. These agreements automatically renew for successive two-year terms in the absence of notice by either party. In the case of a termination by the Company other than for cause (as defined), or Constructive Discharge (as defined), or the Company's failure to renew (in each case, absent a “Change of Control” or “Special Change of Control,” as defined), the Executive will be entitled to 36 months severance in the case of Mr. Pesce, and 18 or 24 months severance, depending on length of service, in the case of other Executives. Severance would include salary and benefits for all Executives, and for Messrs. Pesce and Kippur, prorated cash incentive payments at target levels and long-term incentives for plan cycles ending within one year after termination as was provided in the prior agreements with these two executives. In the case of a termination by the Company or a Constructive Discharge following a “Special Change of Control” or “Change of Control,” severance for any executive would include prorated cash incentive payments at target levels, long-term incentives for plan cycles ending within one year after termination, and accelerated vesting of stock options and restricted stock grants to Executive.

       In the event that any payment or benefit received by an Executive pursuant to the terms of an agreement would be subject to Excise Tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the Company will pay the Executive an additional amount, so that the net amount retained by the Executive after payment of the Excise Tax shall not be reduced.

       All Executives are prohibited from competing with the Company for a period of twelve months following resignation from the Company for any reason other than a resignation for “Good Reason” following a “Change of Control,” as those terms are defined in the 1989 and 2005 Supplemental Executive Retirement Plan (see page 21).

Retirement Plan

       Benefits are provided to eligible employees under the Company's tax-qualified, non-contributory defined benefit retirement plan (the “Retirement Plan”) and non-qualified supplemental retirement plan (the “Supplemental Retirement Plan”).

       Prior to January 1, 2005, benefits under the Retirement Plan provided for annual normal retirement benefits payable at normal retirement age of 65 based on certain factors times average final compensation times years of service not to exceed 35 (the “Previous Benefit Formula”).

       Effective January 1, 2005 the Retirement Plan formula was revised to realign our practices and programs with competitive market practice, which provides all participants with enhanced future benefits. After January 1, 2005 benefits are calculated as the sum of a frozen benefit as of December 31, 2004, calculated under the Previous Benefit Formula, plus an annual benefit earned for benefit service after January 1, 2005. The amount of each year's accrual is the sum of total annual compensation (annual base salary, plus 100% of overtime pay and bonus) for the year up to and including 80% of that year's Social Security Wage base times 1.0%, plus total annual compensation for the year in excess of 80% of that year's Social Security Wage Base times 1.3%. The plan recognizes a maximum of 35 years of benefits service. If the total benefit service is greater than 35 years at age 65 when the participant retires, the benefit will be equal to the 35 consecutive years of benefit accruals that produce the highest combined amount. The frozen benefit calculated under the Previous Benefit Formula for the combined Retirement Plan and Supplemental Retirement Plan for Messrs. Pesce, Cousens, Kippur, Rinck and Ms. Lieberman as of December 31, 2004 is $88,581, $35,074, $139,824, $3,399 and $46,108, respectively.

       The Supplemental Retirement Plan provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on tax-qualified plan benefits. Average final compensation and total annual compensation are determined under the Supplemental Retirement Plan in the same manner as under the Retirement Plan, except that a participant's compensation is not subject to the limitations under the Internal Revenue Code. Years of service under the Retirement Plan and Supplemental Retirement Plan are the number of years and months, limited to 35 years, worked for the Company and its subsidiaries after attaining age 21.

       The following table illustrates estimates of the annual retirement benefits payable at normal retirement age under both the Retirement Plan and the Supplemental Retirement Plan. The estimates assume an annual salary increase of 3%, as well as an annual increase in the Social Security Wage Base of 2.5%.

Name	Years of Service at Normal Retirement	Normal Retirement Date	Annual Benefit

William J. Pesce	27	June 2016	$393,276
Ellis E. Cousens	16	March 2017	$192,953
Stephen A. Kippur	33	April 2012	$223,452
Bonnie E. Lieberman	24	October 2013	$124,687
Gary M. Rinck	13	March 2017	$124,477

       Benefits shown are computed as a single life annuity beginning at Normal Retirement, and are not subject to any deduction for offset amounts.

1989 and 2005
Supplemental
Executive Retirement
Plan

       The participants under the 1989 Supplemental Executive Retirement Plan (“1989 SERP”), as amended by the Board on June 22, 2001, are executives of the Company or its affiliates listed on a schedule to the plan, as amended from time to time.

       The basic 1989 SERP benefit (the “primary benefit”) consists of ten annual payments commencing on retirement (at or after age 65) determined by multiplying the participant's base salary rate at retirement by 2.5, reducing the result by $50,000 and dividing the remainder by five. The plan also provides for an alternative early retirement benefit for participants who retire after age 55 with five years of service, a reduced payment for participants whose employment is terminated prior to age 65 other than on account of death (and who do not qualify for early retirement), and a survivor benefit for the beneficiaries of a participant who dies prior to age 65 while employed by the Company or an affiliate.

       The 1989 SERP provides the participants with a guaranteed total annual retirement benefit beginning at age 65 for ten years (taking into account retirement benefits under the Company's Retirement Plan, referred to above, the Supplemental Retirement Plan and the primary benefit under the 1989 SERP) of 50% to 65% (depending on the executive's position with the Company) of average compensation over the executive's highest three consecutive years. Under certain circumstances, if a participant works for a competitor within 24 months following termination of employment, no further payments would be made to the participant under SERP.

       The 1989 SERP also provides that following a change of control (defined in the same manner as under the Company's stock option plans discussed below) and the termination of the participant's employment without cause as defined, or a termination by the participant for good reason as defined, the participant is entitled to a lump sum payment of the then present value of his benefits under SERP computed as if the participant had attained age 65 on the date of his termination.

       The estimated annual benefits under the 1989 SERP payable over ten years upon retirement at age 65 for Messrs. Pesce, Cousens, and Rinck are $1,156,600, $502,000, and $357,800, respectively.

       In March 2005 the Board froze participation in the 1989 SERP and adopted the 2005 SERP. All active participants in the 1989 SERP, except those who were directors, 5% owners, or who were within two years of the normal retirement age of 65, were given the option, prior to December 31, 2005, to waive their right to all benefits under the 1989 SERP and receive benefits under the 2005 SERP in consideration of that waiver. Four participants elected to do so, including Mr. Kippur and Ms. Lieberman.

       The 2005 SERP provides a lifetime annual benefit commencing at age 65, determined by multiplying the executive's average compensation over the highest three consecutive years times a service factor, which is the sum of years of service up to 20 years times 2%, plus years of service in excess of 20 times 1%, to a maximum of 35 years of total service. The 2005 SERP provides a reduced early retirement benefit for participants calculated in the same manner as the 1989 Plan. The participant may elect to receive his benefit in the form of a joint and survivor benefit on an actuarial equivalent basis. All other terms of the 2005 SERP are substantially the same as the 1989 SERP.

       The estimated annual benefits under the 2005 SERP payable over their lifetime at age 65 for Mr. Kippur and Ms. Lieberman are $343,042 and $252,502, respectively.

Stock Options,
Performance Stock,
and Restricted Stock

       Under the 2004 Key Employee Stock Plan (the “Plan”), qualified employees are eligible to receive awards that may include stock options, performance stock awards and restricted stock awards as described in footnote (a) of the Summary Compensation Table. No more than 8,000,000 shares may be issued over the life of the Plan, and no more than 600,000 shares of stock shall be cumulatively available for grants of options, performance-based stock awards, or restricted stock in any one calendar year to any one individual.

       Upon a “change of control,” as defined, all outstanding options shall become immediately exercisable up to the full number of shares covered by the option. The Committee shall specify in a performance stock award whether, and to what effect, in the event of a change of control, an employee shall be issued shares of common stock with regard to performance stock awards held by such employee. Following a change of control, all shares of restricted stock that would otherwise remain subject to restrictions shall be free of such restrictions.

       A change of control is defined as having occurred if either (a) any “person” hereafter becomes the beneficial owner, directly or indirectly, of 25% or more of the Company's then outstanding shares of Class B Stock (and such person did not have such 25% or more beneficial ownership on January 1, 1989) and the number of shares of Class B Stock so owned is equal to or greater than the number of shares of Class B Stock then owned by any other person; or (b) individuals who constituted the Board of Directors on January 1, 1991 (the “incumbent board”) cease for any reason to constitute at least 64% of the full board. Any person becoming a director subsequent to such date whose election or nomination for election by the Company's shareholders was approved by a vote of at least 64% of the directors comprising the incumbent board shall be considered as though such person was a member of the incumbent board. The term “person” includes any individual, corporation, partnership, group, or association other than the Company, an affiliate of the Company, or any ESOP or other employee benefit plan sponsored or maintained by the Company or any affiliate.

VI. Report of the
    Audit Committee

       The following is the report of the Audit Committee of John Wiley & Sons, Inc. with respect to the Company's audited financial statements for the fiscal year ended April 30, 2006.

       The Audit Committee is responsible for oversight of the Company's accounting, auditing and financial reporting process on behalf of the Board of Directors. The Committee consists of three members who, in the judgment of the Board of Directors, are independent and financially literate, as those terms are defined by the Securities and Exchange Commission (the “SEC”) and the listing standards of the New York Stock Exchange (NYSE). The Board of Directors has determined that all the members of the Committee satisfy the financial expertise requirements and have the requisite experience to be designated “audit committee financial experts” as that term is defined by the rules of the SEC and NYSE.

       Management has the primary responsibility for the preparation, presentation and integrity of the financial statements of the Company; for maintaining appropriate accounting and financial reporting policies and practices; and for internal controls and procedures designed to assure compliance with generally accepted US accounting standards and applicable laws and regulations. The Committee is responsible for the oversight of these processes. In this fiduciary capacity, the Committee has held discussions with management and the independent auditors regarding the fair and complete presentation of the Company's results for the fiscal year ended April 30, 2006, and management's Annual Report on Internal Controls over Financial Reporting. Management has represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted US accounting principles. The Committee has discussed with the independent auditors significant accounting principles and judgments applied by management in preparing the financial statements as well as alternative treatments. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

       The Audit Committee has had discussions with, and received regular status reports from, the independent auditors and the Vice President of Internal Audit regarding the overall scope and plans for their audits of the Company, including their scope and plans over management's assessment of the effectiveness of internal control over financial reporting. The independent auditors provided the Audit Committee with written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions With Audit Committees), and the Audit Committee discussed with the independent auditors their independence.

       The Committee also considers whether providing non-audit services is compatible with maintaining the auditor's independence. The Audit Committee has adopted a policy of pre- approving all audit and non-audit services performed by the independent auditors. The Audit Committee may delegate authority to one or more of its members to grant pre-approvals of non-audit services, provided that the pre-approvals are presented to the Audit Committee for ratification at its next scheduled meeting.

       Persons with complaints or concerns about accounting, internal controls or auditing matters may contact the Audit Committee by addressing a letter to: Chairman of the Audit Committee, John Wiley & Sons, Inc., P. O. Box 1569, Hoboken, NJ 07030-5774.

       Based upon the review and discussions referred to above, the Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2006, as filed with the Securities and Exchange Commission.

       A copy of the Committee's Charter is annexed to this Proxy Statement as Exhibit A.

Audit Committee

       William B. Plummer, Chairman, Matthew S. Kissner, Raymond W. McDaniel, Jr.

Fees of Independent Auditor

Audit Fees

       Total aggregate fees billed by KPMG LLP (“KPMG”) for professional services in connection with the audit and review of the Company's Consolidated Financial Statements, and statutory audits of the Company's international subsidiaries were $1,682,900 and $2,213,000 in fiscal years 2006 and 2005, respectively.

Audit Related Fees

       The aggregate fees billed for audit related services, including due diligence related to acquisitions, employee benefit plan audits and consultation on acquisitions were $152,400 and $61,500 in fiscal years 2006 and 2005, respectively.

Tax Fees

       The aggregate fees billed for services rendered by KPMG tax personnel, except those services specifically related to the audit of the financial statements, were $266,100 and $251,000 in fiscal years 2006 and 2005, respectively. Such services include tax planning, tax return reviews, advice related to acquisitions, tax compliance and compliance services for expatriate employees.

       The Audit Committee has advised the Company that in its opinion the non-audit services rendered by KPMG LLP are compatible with maintaining their independence.

All Other Fees

       During fiscal 2005 the Company incurred $1,045,000 of KPMG consulting fees associated with documentation assistance of internal controls over financial reporting. Management identified all significant areas to be documented and was responsible for assessing the adequacy of internal controls. The scope of this assignment was reviewed and pre-approved by the Audit Committee. No such fees were incurred during fiscal year 2006.

VII. Ratification of
     the Appointment
     of Independent
     Public
     Accountants

       The Audit Committee is responsible for the appointment, compensation and oversight of the independent auditor. On July 21, 2006, the Audit Committee appointed KPMG LLP (“KPMG”) as the Company's independent auditors for fiscal year 2007. Although the Company is not required to do so, we are submitting the selection of KPMG for ratification by the shareholders because we believe it is a matter of good corporate practice.

       The Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change is in the best interests of the Company and its shareholders. Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

       The Audit Committee considered whether the provision of the services other than audit services referred to above is compatible with the maintenance of the principal accountant's independence.

       Unless contrary instructions are noted thereon, the proxies will be voted in favor of the following resolution, which will be submitted at the Annual Meeting:

“RESOLVED, that the appointment by the Audit Committee of KPMG LLP as independent public accountants for the Company for the fiscal year ending April 30, 2007 be, and it hereby is, ratified.”

       In the event that the foregoing proposal is defeated, the adverse vote will be considered by the Audit Committee in its selection of auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ending April 30, 2007 will be permitted to stand unless the Audit Committee finds other good reason for making a change. If the proposal is adopted, the Audit Committee, in its discretion, may still direct the appointment of new independent auditors at any time during the fiscal year if it believes that such a change would be in the best interests of the Company and its shareholders.

       The Board of Directors recommends that you vote “FOR” the ratification of the appointment of independent public accountants.

VIII. Manner and
      Expenses of
      Solicitation

       Since many of our shareholders are unable to attend the Annual Meeting, the Board solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting.

       Shareholders of record can vote, and save the Company expense, by using the Internet or by calling the toll-free telephone number printed on the proxy card. Voting instructions (including instructions for both telephonic and Internet voting) are provided on the proxy card. The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give voting instructions and to confirm that shareholders' instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

       If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from such record holder. The availability of Internet and telephone voting will depend on their voting procedures.

       If you do vote by Internet or telephone, it will not be necessary to return your proxy card. If you do not choose to vote using these two options, you may return your proxy card, properly signed, and the shares will be voted in accordance with your directions. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If no choices are specified, the shares represented by that proxy card will be voted as recommended by the Board.

       If a shareholder does not return a signed proxy card, vote by the Internet, by telephone or attend the Annual Meeting and vote in person, his or her shares will not be voted. Any shareholder giving a proxy (including one given by the Internet or telephone) has the right to revoke it at any time before it is exercised by giving notice in writing to the Secretary of the Company, by delivering a duly executed proxy bearing a later date to the Secretary (or by subsequently completing a telephonic or Internet proxy) prior to the Annual Meeting of Shareholders, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

       The Company will bear the costs of soliciting proxies. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or facsimile, but they will not receive additional compensation for such services. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of common stock in their names will be reimbursed for their reasonable out-of-pocket expenses in forwarding proxy material to their principals.

IX. Electronic
    Delivery of
    Materials

       The 2006 Notice of Annual Meeting, Proxy Statement and Annual Report are available on our website at www.wiley.com. Instead of receiving future copies of our Proxy Statement and Annual Report materials by mail, shareholders can elect to receive an e-mail that will provide electronic links to them. Selecting this option will save us the cost of producing and mailing documents to your home or business and will also give you an electronic link to the proxy voting site. Shareholders of record and beneficial owners may enroll in the electronic proxy delivery service at any time in the future by going to our enrollment site at www.icsdelivery.com/jwa and following the enrollment instructions.

X. Deadline for
   Submission of
   Shareholders
   Proposals

       If a shareholder intends to present a proposal for action at the 2007 Annual Meeting and wishes to have such proposal considered for inclusion in our proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of the Company by April 6, 2007. Such proposal must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

       If a shareholder submits a proposal outside of Rule 14a-8 for the 2007 Annual Meeting and the proposal fails to comply with the advance notice procedure prescribed by our By-Laws, then the Company's proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Company's Board to vote on the proposal.

       Our By-Laws establish an advance notice procedure with regard to certain matters, including shareholder proposals and nominations of individuals for election to the Board. In general, written notice of a shareholder proposal or a director nomination for an annual meeting must be received by the Secretary of the Company no later than May 19, 2007, and must contain specified information and conform to certain requirements, as set forth in greater detail in the By-Laws. If the Company's presiding officer at any shareholders' meeting determines that a shareholder proposal or director nomination was not made in accordance with the By-Laws, the Company may disregard such proposal or nomination.

       Proposals and nominations should be addressed to Corporate Secretary, John Wiley & Sons, Inc., 111 River Street, Mail Stop 7-02, Hoboken, New Jersey 07030-5774.

XI. Other
    Matters

       The Company has not received notice from any shareholder of its intention to bring a matter before the 2006 Annual Meeting. At the date of this Proxy Statement, the Board of Directors does not know of any other matter to come before the meeting other than the matters set forth in the Notice of Meeting. However, if any other matter, not now known, properly comes before the meeting, the persons named on the enclosed proxy will vote said proxy in accordance with their best judgment on such matter. Shares represented by any proxy will be voted with respect to the proposals outlined above in accordance with the choices specified therein or in favor of any proposal as to which no choice is specified.

       The Annual Report to Shareholders was mailed together with this Proxy Statement to shareholders beginning on August 7, 2006.

       The Company will provide, without charge, a copy of its Annual Report on Form 10-K filed with the Securities and Exchange Commission for fiscal year 2006, including the financial statements and the schedules thereto. All such requests should be directed to Josephine Bacchi, Corporate Secretary, John Wiley & Sons, Inc., 111 River Street, Mail Stop 7-02, Hoboken, New Jersey 07030-5774.

       It is important that your proxy be returned promptly, whether by mail, by the Internet or by telephone. You may revoke the proxy at any time before it is exercised. If you attend the meeting in person, you may withdraw any proxy (including an Internet or telephonic proxy) and vote your own shares.

BY ORDER OF THE BOARD OF DIRECTORS JOSEPHINE BACCHI Secretary

Hoboken, New Jersey
August 7, 2006

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EXHIBIT A

JOHN WILEY & SONS, INC.
AUDIT COMMITTEE CHARTER

The Board of Directors of John Wiley & Sons, Inc. (the “Company”) has established an Audit Committee (the “Committee”) with authority, responsibility and specific duties as described in this charter. The Committee shall review and reassess the adequacy of this charter at least annually and report its conclusion and any recommendations to the Board of Directors.

PURPOSE

The Committee assists the Board of Directors in fulfilling its fiduciary oversight responsibilities relating to the Company's financial statements, accounting policies, the adequacy of disclosures, the Company's compliance with legal and regulatory requirements, the financial reporting process, the systems of internal accounting and financial controls, and the sufficiency of auditing relative thereto. The Committee also maintains financial oversight of the Company's retirement and other benefit plans.

The Committee is responsible for evaluating the quality, independence and objectivity of the independent auditors and internal auditors. It is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company. The opportunity for the independent auditors and the internal auditors to meet with the entire Board of Directors is not to be restricted. The Committee is to ensure that the independent auditors are ultimately accountable to it. The Committee has the ultimate authority and responsibility to evaluate and appoint the independent auditors, determine their compensation and, if appropriate, to terminate the independent auditors.

In discharging its oversight role, the Committee is granted the authority to investigate any activity of the Company and its subsidiaries, and all employees shall be directed to cooperate as may be requested by members of the Committee. If the Committee determines that additional expertise is required in order to fulfill its responsibilities, the Committee is empowered to retain and compensate persons or firms as necessary to assist the Committee in fulfilling its responsibility.

MEMBERSHIP

The Committee shall consist of three or more Directors appointed by the Board upon the recommendation of the Governance Committee. All Committee members must be independent of management and the Company and shall be financially literate in accordance with the applicable SEC and NYSE regulations and policies. At least one member of the Committee shall, in the judgment of the Board, be a “Financial Expert” as the term is defined by the SEC. Consistent with the Company's policy for all directors, Committee members receive no compensation from the Company, except for retainer fees and reimbursement of expenses in connection with Board and Committee service. No member of the Committee may serve on the Audit Committee of more than two other public companies unless the Board, upon the recommendation of the Governance Committee, determines that such simultaneous service would not impair the director's ability to serve effectively on the Committee and such determination is disclosed in the Company's annual proxy statement.

MEETINGS

The Committee will meet at least four times each fiscal year, with additional meetings as necessary to fulfill its responsibilities. At each regularly scheduled quarterly meeting and otherwise, as it deems necessary, the Committee shall meet privately (either separately or in combination at the Committee's determination) with representatives of the independent auditors, the head of Internal Audit, the Chief Executive Officer, the Chief Financial Officer, the Controller, the General Counsel and other members of management, as appropriate.

RESPONSIBILITIES

The following are the principal recurring duties of the Committee:

1.	Request from the independent auditors at least annually a formal written statement delineating all relationships between the independent auditors and the Company consistent with Independent Standards Board Standard No. 1, as may be modified or supplemented; discuss with the independent auditors any such disclosed relationships, including non-audit services, and their impact on the auditors' independence; and take action, if appropriate, in response to the independent auditors' statement in order to satisfy itself of the auditors' independence.

2.	Select and retain the services of the Company's independent auditor, which will be subject to the shareholders' ratification, and terminate their services when appropriate.

3.	Review the scope and results of the annual audit with the independent auditor.

4.	Review significant changes in accounting principles, any significant disagreements between management and the independent auditors and other significant matters in connection with the preparation of the Company's financial statements, and receive required reports from the independent auditors.

5.	Receive annually a report from the independent auditors describing (a) the independent auditors' internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with such issues.

6.	Establish policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the independent auditors and approve in advance all audit and permissible non-audit services to be provided by the independent auditors.

7.	Establish policies for the Company's hiring of employees and former employees of the independent auditor.

8.	Review and discuss with the internal auditors the overall scope and plans for their audits and determine whether the internal audit function has the appropriate resources and expertise.

9.	Review and discuss with management, the internal auditors, and the independent auditors, the adequacy and effectiveness of the Company's internal accounting and financial controls, the quality of the financial and accounting personnel, and any relevant recommendations and management's responses thereto.

10.	Discuss Company policies with respect to risk assessment and risk management, review contingent liabilities and risks that may be material to the Company, and review major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks.

11.	Make, or cause to be made, all necessary inquiries of management, the independent auditors and the internal auditors concerning established standards of corporate conduct and performance and deviations there from. Annually, a report relative to compliance with the Company's code of business conduct is to be furnished to the Committee.

12.	Establish procedures for the confidential and anonymous receipt, review and treatment of complaints regarding the Company's accounting, internal controls, audit matters and business conduct in accordance with the Business Conduct and Ethics Policy.

13.	Meet with management and the independent auditors prior to the filing of the Company's Quarterly Reports on Form 10-Q to review and discuss the interim financial statements and the Company's specific disclosures under “Management's Discussion and Analysis of Financial Condition and Results of Operations.” Also, the Committee shall discuss the results of the quarterly review and any other matters that are required to be communicated to the Committee by the independent auditors in accordance with Statement on Auditing Standards No. 61, as modified or supplemented.

14.	Review and discuss quarterly earnings press releases.

15.	Meet with management and the independent auditors to review and discuss the financial statements and the Company's specific disclosures under “Management's Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the consistency of accounting policies, unusual transactions, the reasonableness of significant estimates and judgments, the clarity and completeness of the disclosures in the financial statements, and any other matters required to be discussed by the Statement on Auditing Standards No. 61, as modified or supplemented. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors, including any disagreements with management.

16.	Recommend to the Board of Directors whether the audited financial statements are satisfactory to be included in the Company's Annual Report on Form 10-K.

17.	Review and reassess, at least annually, the adequacy of this charter and report its conclusion and any recommendations to the Board of Directors.

18.	Prepare an annual report for inclusion in the Company's annual proxy statement as required by the rules of the Securities and Exchange Commission.

19.	Review its own performance annually and report to the Board.

20.	Review and evaluate the financial condition of the Company's retirement and other benefit plans.

21.	Report regularly to the full Board on the Committee's findings and recommendations, including any issues with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the independent auditors, the performance of the internal audit function, or any other matter the Committee deems appropriate or the Board requests.

Approved by the Board of Directors
John Wiley & Sons, Inc.
March 8, 2006

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EXHIBIT B

JOHN WILEY & SONS, INC.
COMPENSATION COMMITTEE CHARTER

The Board of Directors of John Wiley & Sons, Inc. (the “Company”) has established a Compensation Committee (the “Committee”) with authority, responsibilities and specific duties as described below.

RESPONSIBILITY

The Committee shall review and approve the principles and policies for compensation and benefit programs company-wide; oversee the development and utilization of appropriate policies and programs to attract and retain superior individuals; monitor executive development practices in order to insure succession alternatives for the organization; evaluate the performance of the chief executive officer; and report to the Board of Directors its recommendations and observations with respect to the foregoing, and with respect to the specific duties set forth below.

The Committee shall be provided with whatever resources it needs to fulfill its responsibilities, including outside consultants, as appropriate, and shall have sole authority to retain, terminate and determine the fees of any such consultant.

MEMBERSHIP

The Committee shall consist of three or more independent members of the Board in accordance with applicable SEC and NYSE regulations and policies. In addition, the Chairman of the Board and the Chief Executive Officer may participate on a non-voting basis. Members of the Committee who do not meet “outside” director qualifications set forth under Internal Revenue Code (“IRC”) §162(m) will not be eligible to participate in discussions regarding awards made in connection with IRC 162(m) qualified plans.

MEETINGS

The Committee will meet three times each year, with additional meetings as it may deem appropriate.

MINUTES

Minutes of each meeting will be prepared by the Corporate Secretary and sent to Committee members for approval prior to submission to the full Board.

COMPENSATION PHILOSOPHY

The Compensation Committee uses market data and pre-established performance measures to guide its compensation decisions. Market data is derived from industry-specific and general industry surveys, and the data is regressed to ensure comparability of company size. Performance measures focus on return to shareholders and currently include revenue, EPS and cash flow.

SPECIFIC DUTIES:

1.	Annually review and approve the corporate goals and objectives of the Chief Executive Officer, evaluate the Chief Executive Officer's performance in light of these goals, and set appropriate compensation levels based on this evaluation and market data. The Committee will inform the Board of its decisions.

2.	Review and approve management's recommendations and provide guidance on matters relating to senior officer compensation and appointments. Senior officers shall be defined as any officer who reports directly to the Chief Executive Officer and any other officer of the Company or its subsidiaries so designated by the Chief Executive Officer.

B-1

3.	Review and approve annual and long term incentive compensation programs for Senior Officers, including plan design, documentation, and incentive amounts, and perform the duties set forth in the approved programs, such as evaluation of performance against goals and determination of payouts.

4.	Provide a report to shareholders for the annual proxy statement on executive compensation policies and criteria, as required by law.

5.	Annually review executive development and succession plans for Senior Officer positions.

6.	Annually review management's assessment of the effectiveness of the Company's human resources policies, strategies and programs, including (but not limited to):

➢ Compensation
➢ Benefits including healthcare and pension plans
➢ The ability to attract, develop and retain talent

7.	Perform all the duties required of the Committee in connection with the Company's 2004 Key Employee Stock Plan and any subsequent plans, as set forth in such plans.

8.	Conduct an annual evaluation of the Committee's performance, review committee member qualifications, and make recommendations to the Governance Committee regarding committee member appointments and removals.

9.	Review periodically the Committee's charter, and make appropriate recommendations to the Governance Committee.

Revised and Approved by the Board of Directors
John Wiley & Sons, Inc.
September 15, 2005

B-2

EXHIBIT C

JOHN WILEY & SONS, INC.
GOVERNANCE COMMITTEE CHARTER

The Board of Directors of John Wiley & Sons, Inc. (the “Company”) has established a Governance Committee (the “Committee”) with authority, responsibilities and specific duties as described below.

RESPONSIBILITY

The Committee shall assist the Board in the selection of board members and in making the Board as effective as possible through suggestions and periodic evaluations. The Committee shall also develop and recommend to the Board a set of corporate governance principles applicable to the Company.

The Committee shall be provided with such resources as it needs to fulfill its responsibilities, including outside consultants, as appropriate, and shall have sole authority to retain, terminate and determine the fees of any search firm to be used to identify director candidates.

MEMBERSHIP

The Committee shall consist of three or more non-employee members of the Board in accordance with applicable SEC and NYSE regulations and policies. In addition, the Chairman of the Board and the Chief Executive Officer may participate on a non-voting basis.

MEETINGS

The Committee will meet at least twice a year, with additional meetings as it may deem appropriate.

MINUTES

Minutes of each meeting will be prepared by the Corporate Secretary and sent to Committee members for approval prior to submission to the full Board.

SPECIFIC DUTIES:

1.	Make recommendations to the Board regarding the size and composition of the Board.

2.	Assist the Board in determining the appropriate general qualifications and criteria for directorships; and identify and recommend qualified candidates for election to the Board. The Committee shall consider (a) each candidate's experience, skills, integrity and willingness to devote substantial time and energy to Board responsibilities, and (b) the manner in which each candidate's qualities (i) complement those of existing Board members and (ii) contribute to the functioning of the Board as a whole.

3.	Make recommendations to the Board with respect to (a) qualified candidates for election to the Board at the annual meeting with respect to the slates for Class A and Class B directors; (b) filling vacancies which may occur through death, resignation, retirement, or removal of Board members, or through an increase in the size of the Board; and (c) any nominations or other proposals which may be made by shareholders in accordance with the Company's by-laws;

4.	Assist the Board in proposing committee assignments, including committee memberships and chairs.

5.	Assist the Board in evaluating, maintaining and improving its own effectiveness by conducting informal evaluations annually and formal evaluations every other year, and presenting the results of these evaluations to the Board with recommendations as appropriate.

6.	Conduct an annual evaluation of its own performance, review committee member qualifications, and make recommendations to the Board regarding appointments and removals.

7.	Monitor the orientation of new directors in order to promote a basic understanding of Board policies and the Company's business, and oversee continuing education programs for all directors.

C-1

8.	Recommend and periodically review with the Board Corporate Governance Principles for the Company in accordance with applicable SEC and NYSE regulations and policies.

9.	Periodically review the charters of Board committees and make appropriate recommendations for improvement.

10.	Periodically review director compensation, benefits, Directors and Officers Liability and indemnity provisions, and recommend appropriate adjustments to the Board.

Revised and Approved by the Board of Directors
John Wiley & Sons, Inc.
September 15, 2005

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EXHIBIT D

JOHN WILEY & SONS, INC.
EXECUTIVE COMMITTEE CHARTER

The Board of Directors of John Wiley & Sons, Inc. (the “Company”) has established the Executive Committee with authority, responsibility, and specific duties as described below:

RESPONSIBILITY

The Committee, between meetings of the Board of Directors, shall exercise the powers of the Board as appropriate in any case where immediate action is required and the matter is such that a special meeting of the full Board is not deemed necessary or possible.

MEMBERSHIP

The Committee shall consist of no fewer than three directors. The Chairman of the Board and the Chief Executive Officer, if not already members, shall be invited to attend meetings of the Committee.

MEETINGS

The Committee will meet on an ad hoc basis as required.

MINUTES

Minutes of each meeting will be prepared by the Corporate Secretary and sent to Committee members for approval prior to submission to the full Board.

Revised and Approved by the Board of Directors
John Wiley & Sons, Inc.
September 15, 2005

D-1

Appendix I

JOHN WILEY & SONS, INC. - ANNUAL MEETING, SEPTEMBER 21, 2006

YOUR VOTE IS IMPORTANT!

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

CLASS A

PROXY/VOTING INSTRUCTION CARD

JOHN WILEY & SONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned hereby appoints Peter Booth Wiley, William J. Pesce and Josephine Bacchi as the proxies of the undersigned, with full power of substitution to each of them, to vote the Class A Common Stock, which the signee is entitled to vote at the Annual Meeting of Shareholders of John Wiley & Sons, Inc. and any and all adjournments thereof, to be held at the Company’s headquarters, 111 River Street, Hoboken, New Jersey, on September 21, 2006, 9:30 A.M., Eastern Daylight Savings Time.

     The proxies are directed to vote as specified, and in their discretion on all other matters which may come before the meeting or any adjournments thereof. If no direction is given, this proxy will be voted “FOR” the Election of Directors and “FOR Proposal 2.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be marked, dated and signed, on the other side)

JOHN WILEY & SONS, INC.
111 RIVER STREET
HOBOKEN, NJ 07030

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 20, 2006, or the cutoff date for 401K Plan participants, noted below. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by John Wiley & Sons, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time September 20, 2006, or the cutoff date for 401K Plan participants, noted below. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to John Wiley & Sons, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	JOHNA1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

JOHN WILEY & SONS, INC.

The Board of Directors recommends a vote “FOR” all nominees and “FOR” proposal 2.

Vote on Directors							For	Withhold	For All	INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write the nominee(s’) name(s) or number(s) in the space provided below.
							All	All	Except
1.	The election as directors of all nominees listed below, except as marked to the contrary.
	Nominees:	(01)	Kim Jones
		(02) (03)	Raymond W. McDaniel, Jr. William B. Plummer				☐	☐	☐

Vote on Proposal											For	Against	Abstain

2.	Proposal to ratify the appointment of KPMG LLP as independent accountants.										☐	☐	☐

Notice to participants in the John Wiley & Sons, Inc. Employee Savings Plan (“401K”) and the Payroll Deduction Employee Stock Purchase Plan (“ESPP”):

If you participate in the 401K or the ESPP, this proxy card includes shares that the relevant plans have credited to this account.

To allow for sufficient time for the 401K Trustee to vote, the Trustee must receive your voting instructions by 11:59 p.m. Eastern Daylight Time on Monday, September 18, 2006. If the 401K Trustee does not receive your instructions by that date, the Trustee will vote the shares held in the same proportion as votes from other participants in the 401K.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Please sign exactly as your name(s) appear(s) hereon.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

For address changes and/or comments, please check this box and write them on the back where indicated.						☐

Please indicate if you plan to attend this meeting.				☐	☐

				Yes	No

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)			Date

Appendix II

JOHN WILEY & SONS, INC. - ANNUAL MEETING, SEPTEMBER 21, 2006

YOUR VOTE IS IMPORTANT!

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

CLASS B

PROXY/VOTING INSTRUCTION CARD

JOHN WILEY & SONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned hereby appoints Peter Booth Wiley, William J. Pesce and Josephine Bacchi as the proxies of the undersigned, with full power of substitution to each of them, to vote the Class B Common Stock, which the signee is entitled to vote at the Annual Meeting of Shareholders of John Wiley & Sons, Inc. and any and all adjournments thereof, to be held at the Company’s headquarters, 111 River Street, Hoboken, New Jersey, on September 21, 2006, 9:30 A.M., Eastern Daylight Savings Time.

          The proxies are directed to vote as specified, and in their discretion on all other matters which may come before the meeting or any adjournments thereof. If no direction is given, this proxy will be voted “FOR” the Election of Directors and “FOR” Proposal 2.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be marked, dated and signed, on the other side)

JOHN WILEY & SONS, INC.
111 RIVER STREET
HOBOKEN, NJ 07030

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 20, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by John Wiley & Sons, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 20, 2006. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to John Wiley & Sons, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	JOHNB1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

JOHN WILEY & SONS, INC.

The Board of Directors recommends a vote “FOR” all nominees and “FOR” proposal 2.

Vote on Directors						For	Withhold	For All	INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write the nominee(s’) name(s) or number(s) in the space provided below.
						All	All	Except
1.	The election as directors of all nominees listed below, except as marked to the contrary.

	Nominees:	(01)	Warren J. Baker
		(02)	Matthew S. Kissner			☐	☐	☐
		(03)	William J. Pesce
		(04)	Bradford Wiley II
		(05)	Peter Booth Wiley

Vote on Proposal									For	Against	Abstain

2.	Proposal to ratify the appointment of KPMG LLP as independent accountants.								☐	☐	☐

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Please sign exactly as your name(s) appear(s) hereon.

For address changes and/or comments, please check this box and write them on the back where indicated.						☐

Please indicate if you plan to attend this meeting.				☐	☐

				Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date